EXHIBIT 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Jonathan R. Potter
Senior Director, Corporate Communications	(212) 453-2406
(781) 860-8533	potterj@fleishman.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS APPOINTS SYLVIE GRÉGOIRE, PHARM. D.,
TO ITS BOARD OF DIRECTORS

Lexington, MA, June 12, 2006 — Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today announced the appointment of Sylvie Grégoire, Pharm. D., to its Board of Directors. Dr. Grégoire, who has twenty years of pharmaceutical and biotech industry experience, also serves on the boards of IDM-Pharma, a publicly traded company headquartered in San Diego, CA and Caprion Pharmaceuticals, Inc., a privately-owned biotechnology company in Montreal, Canada

Dr. Grégoire was President and Chief Executive Officer, as well as Executive Member of the Board of Directors, of GlycoFi, Inc., from October of 2004 to August of 2005. Prior to joining GlycoFi, Dr. Grégoire served as a consultant to the biopharmaceutical industry following nine years with Biogen Idec Inc. both in the United States and, earlier, in France. While in France for Biogen, Dr. Grégoire served as Director of International Regulatory Affairs (1995-1998). Dr. Grégoire then moved to Biogen’s headquarters where her responsibilities started in Program Management before she joined the management team as head of Regulatory Affairs and then head of Manufacturing. Immediately prior to leaving Biogen in 2005, Dr. Grégoire was EVP, Technical Operations (2001-2003) and a member of the Executive Management Team. Prior to Biogen, Dr. Grégoire spent eight years with Merck & Co., in various positions in clinical research and in European regulatory affairs in Canada, the US and Europe.

Dr. Grégoire has published papers and presented abstracts in the United States and Canada on pharmacokinetics of pharmaceutical drugs including antibacterials. She received her Doctor of Pharmacy degree from the State University of New York at Buffalo and her pharmacy graduate degree (Bachalaureat en Pharmacie) from the Université Laval, Quebec City.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that address unmet medical needs in the acute care environment. In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.  The Cubist product pipeline includes our lipopeptide program, the product candidate HepeX-B™ and our natural products screening program. Cubist is headquartered in Lexington, MA. Additional information can be found at www.cubist.com.

Cubist Safe Harbor Statement
Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist. These factors include, but are not limited to: (i) whether we will receive, and the potential timing and scope of, regulatory approvals or clearances to market CUBICIN in other countries and for additional indications in the United States and other countries pursuant to our currently-planned filings and any filings we determine to make in the future, which filings are subject to approval by the applicable regulatory agency or agencies, regardless of our confidence in the results of the clinical trials supporting such filings; (ii) the level of acceptance of CUBICIN by physicians, patients, and the medical community and the availability of reimbursement from third-party payors, including governments, private insurance plans and managed care providers; (iii) any changes in the current or anticipated market demand or medical need for CUBICIN; (iv)  competition, particularly with respect to CUBICIN; (v) whether the FDA accepts proposed clinical trial protocols that may be achieved in a timely manner; (vi) our ability to conduct successful clinical trials in a timely manner; (vii) the ability of our third party manufacturers, including our single source provider of bulk drug substance, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and at an acceptable cost; (viii) our dependence upon pharmaceutical and biotechnology collaborations; (ix)  our ability to finance our operations; (x) the effectiveness of our expanded sales force; (xi) potential costs resulting from product liability or other third party claims; (xii) our ability to protect our proprietary technologies; (xiii) our ability to discover, in-license, or acquire drug candidates and develop and achieve commercial success for drug candidates; (xiv) our ability to integrate successfully the operations of any business we may acquire and the potential  impact of any future acquisition on our financial results;  and (xv)  a variety of risks common to our industry, including ongoing regulatory review, litigation relating to intellectual property, and legislative or regulatory changes.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.; HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.

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